Expedited LTL Operating Statistics*

	Three months ended
	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,
	2016	2016	2016	2016	2017	2017	2017	2017
Workdays	64	64	64	63	64	64	63	63

Tonnage
Total pounds ¹	563,727	606,033	588,929	612,098	566,454	625,765	636,009	684,828
Pounds per day ¹	8,808	9,469	9,202	9,716	8,851	9,778	10,095	10,870

Shipments
Total shipments	876,476	964,756	909,787	1,006,256	896,311	1,010,114	986,632	1,143,328
Shipments per day	13,695	15,074	14,215	15,972	14,005	15,783	15,661	18,148
Total shipments with pickup and/or delivery	177,973	206,406	195,594	202,452	210,002	243,969	242,902	246,523

Revenue per hundredweight	$21.73	$21.83	$22.26	$21.87	$22.53	$21.99	$21.94	$22.13
Revenue per hundredweight, ex fuel	20.93	20.89	21.20	20.85	21.31	20.82	20.83	20.83

Revenue per shipment	140	137	144	133	142	136	141	133
Revenue per shipment, ex fuel	135	131	137	127	135	129	134	125

Weight per shipment	643	628	647	608	632	619	645	599

1 In thousands
* Does not reflect impact of ASC 606, Revenue from Contracts with Customers

Truckload Premium Services Operating Statistics*

	Three months ended
	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,
	2016	2016	2016	2016	2017	2017	2017	2017
Total Miles¹	20,895	21,598	23,225	23,822	22,732	24,445	24,707	24,713
Empty Miles Percentage	11.7%	10.7%	10.5%	10.4%	10.2%	10.0%	9.6%	8.8%
Tractors (avg)	444	413	419	397	408	397	354	340
Miles per tractor per week	3,677	4,086	4,330	4,762	4,353	4,810	5,539	5,769

Revenue per mile	$1.81	$1.77	$1.78	$1.8	$1.79	$1.79	$1.79	$1.81
Cost per mile	$1.38	$1.34	$1.37	$1.42	$1.38	$1.4	$1.44	$1.51

1 In thousands
* Does not reflect impact of ASC 606, Revenue from Contracts with Customers

Intermodal Operating Statistics*

	Three months ended
	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,
	2016	2016	2016	2016	2017	2017	2017	2017
Intermodal shipments	29,401	30,004	33,948	34,363	34,754	45,131	69,552	73,459
Revenue per Shipment	$525.65	$507.71	$523.65	$512.73	$527.79	$659.07	$535.11	$519.11
Number of Locations	13	13	13	13	13	19	19	19

* Does not reflect impact of ASC 606, Revenue from Contracts with Customers

Pool Operating Statistics*

	Three months ended
	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,
	2016	2016	2016	2016	2017	2017	2017	2017
Cartons¹	13,541	14,107	17,950	24,144	18,691	18,078	19,256	26,172
Revenue per Carton	$2.45	$2.23	$2.03	$1.97	$2.02	$2.04	$2.03	$1.93
Terminals	29	28	28	28	28	28	28	28

1 In thousands
* Does not reflect impact of ASC 606, Revenue from Contracts with Customers